Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement to Form S-1 of our report dated January 10, 2025, relating to the financial statements of CH4 Natural Solutions Acquisition Corporation as of October 24, 2024, and for the period from October 11, 2024 (inception) through October 24, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 10, 2025